SCHEDULE 14A
                           (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, For Use
                                            of the Commission
                                        only (as permitted by
                                        Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Solicity Material Pursuant to Rule 14a-11  or Rule 14a-12

                        SOUTHWEST NATIONAL CORPORATION
_________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the
 Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
14a-6(I)(1)and 0-11.

(1) Title of each class of securities to which transaction
  applies:
_________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
_________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5) Total fee paid:
_________________________________________________________________

[ ] Fee paid previously with preliminary materials:
_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
_________________________________________________________________

(2) Form, Schedule or Registration Statement no.:
_________________________________________________________________

(3) Filing Party:
_________________________________________________________________

(4) Date Filed:
_________________________________________________________________

                  SOUTHWEST NATIONAL CORPORATION
                     GREENSBURG, PENNSYLVANIA


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 21, 1998



TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of Southwest National Corporation (the
"Corporation") will be held at its main office, 111 South Main
Street, Greensburg, Pennsylvania, on Tuesday, April 21, 1998 at
1:00 p.m., for the purpose of considering and voting upon the following:

     1. To elect 3 Class 3 Directors to serve a term of three years expiring in 2001.

     2. To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 6, 1998 will be entitled to notice of and to vote at the meeting.

     There are enclosed herewith a Proxy Statement and form of proxy. It will be appreciated if you will date and sign the proxy and return it promptly in the enclosed envelope.

                              By Order of the Board of Directors



                              Donald A. Lawry
                              Secretary and Treasurer

March 20, 1998

-----------------------------------------------------------------

                  SOUTHWEST NATIONAL CORPORATION
               111 South Main Street, P.O. Box 760
                  Greensburg, Pennsylvania 15601

                         PROXY STATEMENT

     FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1998

     The enclosed proxy is being solicited by the Board of Directors of Southwest National Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 21, 1998 at 1:00 p.m. at the main office of the Corporation, 111 South Main Street, Greensburg, Pennsylvania. This Proxy Statement and the enclosed form of proxy are being sent to shareholders of the Corporation on March 20, 1998.

     The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, Southwest National Corporation, P. O. Box 760, Greensburg, Pennsylvania 15601 or by attending the meeting and voting in person. Solicitations of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation.

     The only class of stock of the Corporation presently outstanding is common stock. The total number of outstanding shares of common stock at the close of business on March 6, 1998, the record date for the determination of the shareholders entitled to vote at the meeting, was 3,064,794. In electing Directors of the Corporation, every shareholder entitled to vote has cumulative voting rights; that is, the shareholder has the right to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and may cast the entire number of such votes for one candidate or may distribute them among any two or more candidates. For all other purposes each share is entitled to one vote.

     At the meeting, the shareholders will (i) vote on the election of the 3 nominees listed in the Proxy Statement as Directors; and (ii) consider and act upon any other business that may be properly brought before the meeting. The Board of Directors of the Corporation recommends a vote FOR the proposal to elect as Directors the 3 nominees hereinafter named. The 3 nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors.

     The Corporation's business is carried on primarily by its wholly-owned subsidiary Southwest National Bank of Pennsylvania
(the "Bank").

ELECTION OF DIRECTORS

Information Concerning Nominees and Directors

     The Bylaws of the Corporation provide that the number of Directors shall be not less than 5 nor more than 25, as from time to time shall be determined by the Board of Directors. The Board of Directors has proposed that the shareholders elect the 3 nominees at the annual meeting on April 21, 1998. Currently there are 11 Directors.

     The Board of Directors is currently divided into three classes; one class of three members and two classes of four members each. The term of office of one class expires each year. Nominees to the class of Directors whose term expires at each Annual Meeting are elected for a three-year term. In the event the number of Directors is changed, any increase or decrease is to be so apportioned among the classes so as to maintain the classes as nearly equal in number as possible. Any additional Director of a class shall hold office for a term which shall coincide with the term of such class.

     The Board has nominated three persons for election as
Directors for a three-year term expiring in 2001   Joseph V.
Morford, Jr. and William W. Thomson as continuing Directors and Daniel C. Krezenski as a new nominee. Assuming the election of these three nominees to the 2001 class, the 2001 class of Directors will consist of three members, the 2000 class of Directors and the 1999 class of Directors will consist of four members each.

     The Director's terms will continue until their successors are elected and qualified. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy.

     The following tables set forth certain information about the nominees for election as Directors and about the continuing Directors of the Corporation. The information includes the number of shares of common stock beneficially owned by them as of February 3, 1998.


                                                            Approximate
Name and principal                           Beneficial     percentage
occupation or employment                     ownership         of
for the past five years    Director          of shares      outstanding
(1) (2)                    since      Age       (3)         shares (4)

CLASS 3
NOMINEES - SERVING A TERM OF THREE YEARS EXPIRING IN 2001

Daniel C. Krezenski          --       59         100            --
President, Westmoreland
County Community College

Joseph V. Morford, Jr.      1983      68       1,225            --
Retired, formerly
President, Moore and
Morford, Inc., steel
fabricators

William W. Thomson          1992      62       1,370            --
Managing Partner,
Thomson, Tomsey & Co.,
Certified Public
Accountants

CLASS 1
CONTINUING DIRECTORS-  WITH TERMS EXPIRING IN 1999

David S. Dahlmann           1990     48       1,200            --
President and Chief
Executive Officer of the
Corporation and the Bank

Charles E. Henry           1989      67       4,021            --
President, Chas. M.
Henry Printing Co.

Alexander H.Lindsay, Jr.   1986      51         760            --
President, Lindsay,
Jackson, and Martin,
P.C., Attorneys

John A. Robertshaw, Jr.    1986      71       9,334            --
Formerly Chairman,
Laurel Vending, Inc.,
vending and food service

CLASS 2
CONTINUING DIRECTORS - WITH TERMS EXPIRING IN 2000

Ray T. Charley             1989      46      18,560            --
President, Thomi Co.,
retail grocers

A. Richard Kacin           1994      57       2,530            --
President, A. Richard
Kacin, Inc., real
estate construction and
development and
President, Delmont
Builders Supply, Inc.

James W. Newill           1978      63      77,800           2.54%
Certified Public
Accountant, formerly
President, J. W. Newill
Company, public
accounting firm

Laurie Stern Singer      1994      46          220            --
President, Allegheny
Valley Chamber of
Commerce and President,
Allegheny Valley
Development Corporation

Directors, nominees and                    118,270           3.86%
officers of the
Corporation as a group
(13 persons) (5)

(1) All nominees or Directors held the position indicated or other senior executive position with the same entity for the past five years.

(2) No nominee or Director of the Corporation is presently a Director of another company filing reports with the Securities and Exchange Commission.

(3) The nominees or Directors identified in the table possess sole voting and investment powers with respect to the shares shown opposite their names except the following who hold shares jointly with their respective wives: Mr. Charley, 480 shares; Mr. Dahlmann, 1,200 shares and Mr. Henry, 2,829 shares. The following Directors were beneficial owners of shares held by their respective wives: Mr. Morford, 495 shares and Mr. Robertshaw, 840 shares. The shares listed for Mr. Thomson include 90 of the 120 shares listed in the name of a partnership of which he is managing partner and has a 75% interest. The shares listed for Mr. Kacin include 600 shares held in the name of an employees retirement plan of which he is a trustee. The total number of shares includes 1,000 shares owned by David
     M. Hanna, Vice President of the Corporation as custodian for his son and 150 shares owned by Donald A. Lawry, Secretary and Treasurer of the Corporation, jointly with his wife.

(4)  Less than 1 percent unless otherwise indicated.

(5)  Mr. Dahlmann listed above; David M. Hanna, Vice
     President, and Donald A. Lawry, Secretary and Treasurer are the only officers of the Corporation.


Information Concerning Retiring Director

     James A. Critchfield, Jr. will retire from the Board of Directors upon the election of Directors at the 1998 Annual Meeting under the current retirement policies of the Corporation. Mr. Critchfield owns 384 shares, less than 1%, of the total outstanding shares of the Corporation.

Other Nominations

     Other nominations may be made at the meeting only after at least 60 days' notice has been given in writing according to the procedures set forth in Article 9.B. of the Corporation's
Articles of Incorporation.

Boards and Committees

     It is the policy of the Corporation that its Directors also serve as Directors of its wholly-owned subsidiary, the Bank.
All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve except for Director Lindsay who attended 72% The Board of the Corporation met 12 times in 1997 and the Board of the Bank met 12 times in 1997.

     The Board of the Corporation has the following standing committees: Examining Committee, Executive Committee and Nominating Committee. The Board of the Bank has the following standing committees: Examining Committee, Executive Committee, Personnel Committee and Trust Committee.

     Directors appointed to the Examining Committee of the Corporation also serve as members of the Examining Committee of the Bank. Both Examining Committees met concurrently 4 times in 1997. The Examining Committees perform the functions of an audit committee and their responsibilities include causing an examination of the affairs of the Corporation and Bank to be made, reviewing reports of examinations of the Corporation and the Bank made by the Federal Reserve Bank and the Office of the Comptroller of the Currency and reporting the findings and recommendations to the respective Board. Appointment of the independent public accountants is made by the Board of Directors upon the recommendation of the Examining Committees. The Examining Committees presently have as members Directors Henry, Lindsay, Morford, Robertshaw, Singer and Thomson.

     Directors appointed to the Executive Committee of the Corporation also serve as members of the Executive Committee of the Bank. Both Executive Committees met concurrently 13 times in 1997. Their responsibilities include review of the loans and securities of the Bank and the exercise of all the powers of the full Boards between regular meetings of the Boards. The Executive Committees presently have as members Directors Dahlmann, Henry, Lindsay, Morford, Robertshaw and Thomson.

     The Nominating Committee of the Corporation met 2 times in 1997. Its responsibilities include selecting and recommending to the Board of Directors nominees for election as Director. The Nominating Committee presently has as members Directors Charley, Dahlmann, Kacin, Newill and Singer.

     The Personnel Committee of the Bank met 6 times in 1997. Its responsibilities include reviewing and recommending to the Board the salaries of certain senior officers of the Bank. The Personnel Committee presently has as members Directors Charley, Critchfield, Dahlmann, Kacin, Newill and Singer.

     The Trust Committee of the Bank met 12 times in 1997. Its responsibilities include the general review of the activities of the trust department of the Bank in the administration of its fiduciary relations. The Trust Committee presently has as members Directors Charley, Critchfield, Dahlmann, Kacin and Newill.

Compensation of Directors

     The Corporation paid for the year 1997 an annual retainer of $3,000 to Directors who are not officers. Directors who are not officers are paid $500 by the Bank for each regularly scheduled Bank Board meeting attended and $300 for attendance at each regularly scheduled Bank Committee meeting. Officers of the Corporation or the Bank are not paid for attendance at any meeting. Directors who are not officers will be paid an additional $100 for attendance at special Bank Board meetings and Bank Committee meetings.

     All Directors of the Corporation and/or the Bank may defer all or a portion of the receipt of their fees, according to the terms of a Directors Deferred Compensation Plan, until they terminate their election or cease to be a Director. Payment of interest on accumulated balances under the plan is at market rates, but balances are accrued rather than funded by the Corporation or the Bank.


Transactions with Directors, Officers and Associates

     Certain Directors and officers of the Corporation and the Bank and their associates were customers of the Bank during 1997. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

     During 1997, the Bank paid $89,061 to Chas. M. Henry Printing Co. for services that were in the normal course of business and on substantially the same terms as available from others. This firm has provided printing services to the Bank for many years and is expected to continue to do so in the future. Charles E. Henry is a Director and is President of Chas. M. Henry Printing Co.

     Under the securities laws of the United States, the Corporation's Directors, executive officers and any persons holding more than ten percent of the Corporation's stock are required to report their initial ownership of the Corporation's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to disclose in this Proxy Statement, any failure to file by these dates during 1997. In making such disclosures, the Corporation has relied solely on written representations of its Directors and executive officers and copies of the reports they have filed with the Securities and Exchange Commission. Based on such information, all of such filings have been timely made.

Compensation Committee Interlocks and Insider Participation

     During 1997, Directors Charley, Critchfield, Dahlmann, Kacin, Newill and Singer served as members of the Bank's Personnel Committee which determines the compensation of the executive officers of the Bank. No compensation was paid to the executive officers by the Corporation during 1997. Directors Charley, Critchfield, Kacin, Newill and Singer are neither officers nor employees of the Corporation or the Bank and are not members of any Board of Directors (other than of the Corporation or Bank) which has as a member an officer, employee or Director of the Corporation or Bank.

     Director Dahlmann, the President and Chief Executive Officer of the Corporation and Bank, is a member of the Personnel
Committee but does not participate in conducting his own review or determining his own salary.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the executive officers of the Bank are made by a six-member Personnel Committee of the Bank's Board of Directors. No compensation was paid to the executive officers by the Corporation during 1997. All compensation was paid by the Bank. Five of the members of the Personnel

Committee are nonemployee Directors. The sixth member of the Committee is Mr. Dahlmann. Although Mr. Dahlmann, the President and Chief
Executive Officer of the Corporation and Bank, served on the Personnel Committee, he did not participate in any decisions regarding his own compensation. All decisions by the Personnel
Committee relating to the compensation of the Bank's executive officers are reviewed by the full Board, and the Board votes on Mr. Dahlmann's compensation. Pursuant to rules designed to enhance disclosure of the policies of the Corporation toward executive compensation, set forth below is a report of the Board's Personnel Committee, addressing the Bank's compensation policies for 1997 as they affected Mr. Dahlmann and other executive officers.

     The Personnel Committee's executive compensation policies are designed to provide compensation to the executive officers based upon a performance evaluation of each executive officer using a matrix provided by a consultant to the Bank, Peter R. Johnson & Company, rating the performance of each executive on a scale of 1 through 5. The Personnel Committee applies this performance rating to all executive officers including Mr. Dahlmann. Mr. Dahlmann does not participate in his own performance evaluation, but does participate in the evaluation of other executive officers. Levels of base salary paid by the Bank to both Mr. Dahlmann and the other executive officers are intended to be comparable with other companies in the banking industry. The Bank uses the services of Peter R. Johnson & Company to compile the executive compensation of appropriate groupings of the banks that closely resemble the Bank. The sources of information relied on by the consultant were Watson Wyatt Data Services (formerly Cole Surveys, Inc.), Bank Administration Institute, L.R. Webber Associates, SNL Executive Compensation Survey, Financial Institutions Compensation Survey and Johnson Salary Survey. This information is reviewed against the job descriptions of Mr. Dahlmann and the other executive officers and adjusted by utilization of the performance evaluation referred to above. The Personnel Committee does not consider corporate performance in its determination but only compensation by comparable companies adjusted by an evaluation of the officer's performance.

                   Personnel Committee Members

          Ray T. Charley                A. Richard Kacin
          James A. Critchfield, Jr.     James W. Newill
          David S. Dahlmann             Laurie Stern Singer

EXECUTIVE COMPENSATION

     The Corporation paid no compensation to any of its officers during 1997. All compensation was paid by the Bank.

     The compensation shown in the following table is for the President and Chief Executive Officer and other highly compensated executive officers who received salary and bonus of $100,000 or more for the last fiscal year.


                      SUMMARY COMPENSATION TABLE

                                                      All other
Name and principal                                   compensation
position                    Year       Salary             (1)

David S. Dahlmann,          1997       $212,000           $14,510
   President and Chief      1996        200,000            13,948
   Executive Officer        1995        185,000            14,162

David M. Hanna              1997        100,000             9,568
   Executive Vice
    President

Donald A. Lawry             1997        100,000             9,112
   Executive Vice
   President

(1) The amounts in the above table under "All other compensation" for 1997 include contributions to the Bank's 401(k) Plan ($13,466, $8,416 and $8,416
     respectively for Messrs. Dahlmann, Hanna and Lawry) and the cost of insurance premiums under the Bank's Group Life Insurance Plan ($1,044, $1,152 and $696 respectively for Messrs. Dahlmann, Hanna and Lawry).


     The Bank's 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code. Each eligible employee of the Bank becomes eligible to participate at the next available entry date following one year of employment. The Plan is contributory on the part of employees. The Bank may elect to match the employee contribution. The Board of Directors determines the match amount annually. In addition, each year the Bank has the discretion to make an annual contribution to eligible Plan participants. This contribution is based on participants' eligible salary as defined under IRS Section 3401(a). All deferred amounts are vested immediately and are payable to participants upon their termination of employment.

     In December, 1997, the Board of Directors approved the establishment of a nonqualified Excess Benefit Defined Contribution 401(k) Plan. The purpose of this Plan is to replace benefits which may be lost for certain highly compensated employees under the 401(k) Plan, due to eligible compensation limits under current tax law. This Plan provides an opportunity to eligible employees to make elective deferrals and to the employer to make matching and discretionary contributions in order to replace such benefits. The Board of Directors may designate, in its sole discretion, persons eligible to participate in this Plan. For the Plan year ending December 31, 1997 a contribution of $2,293 was made to this Plan on behalf of Mr. Dahlmann.

     It is not possible to determine the extent of the benefits that any participant may be entitled to receive under the Plans upon termination of employment since the amount of such benefits will be dependent, among other things, upon the future earnings of the Bank, the future compensation of the participants and the future net earnings of the investments selected by the participants.

Corporation's Executive Officers

     The following table sets forth certain information with respect to the current executive officers of the Corporation.

Name            Age             Term             Position
David S.         48             1993-1997        Director,
Dahlmann                                         President and
                                                 Chief
                                                 Executive
                                                 Officer of the
                                                 Corporation
                                                 and Bank

David M. Hanna  50              1997             Vice President
                                                 of the
                                                 Corporation
                                                 and Executive
                                                 Vice President
                                                 of the Bank
                                1993-1996        Senior Vice
                                                 President of
                                                 the Bank

Donald A.      47               1993-1997        Secretary and
Lawry                                            Treasurer of
                                                 the
                                                 Corporation
                                                 and Executive
                                                 Vice President
                                                 of the Bank

Defined Benefit Pension Plan of the Bank

     The Bank made a contribution of $292,132 to the Defined Benefit Pension Plan for the Plan year ending June 30, 1997. Benefits are not vested until the completion of five years of credited service, when they become fully vested. Retirement benefits are based upon the average of the annual compensation for the highest five consecutive years during the last ten years of credited service, and are 1% of average compensation multiplied by the number of years of credited service (subject to a maximum of 44 years), plus 1/2 of 1% of average compensation in excess of covered compensation, multiplied by the number of years of credited service (subject to a maximum of 40 years). The Plan is noncontributory on the part of employees. The Bank contributes the entire actuarially determined amount necessary to fund total benefits. The following table sets forth an estimate of the annual benefits payable under the Plan for employees, including officers, reaching the normal retirement date (age 65):


                    Estimated annual pension for years
                            of credited service

Annual basic      10          20          30          40
compensation     years       years       years       years

$ 25,000       $ 2,500     $ 5,000     $ 7,500     $ 10,000

  50,000         6,000      12,000      18,000       24,000

  75,000         9,750      19,500      29,250       39,000

 100,000        13,500      27,000      40,500       54,000

 125,000        17,250      34,500      51,750       69,000

 150,000        21,000      42,000      63,000       84,000

 175,000        24,750      49,500      74,250       99,000

 200,000        28,500      57,000      85,500      114,000

 225,000        32,250      64,500      96,750      129,000


     The credited years of service for Messrs. Dahlmann, Hanna and Lawry are 26, 26 and 24, respectively. The compensation used to determine pension benefits is approximately the same as the salary set forth in the Summary Compensation Table.

     The amounts in the above table represent the estimated annual benefits payable to an employee for life. Other available optional forms of payment of benefits would reduce the amount shown in the table. The benefit amounts shown are not subject to any deduction for social security or other amounts. Effective for retirements on or after January 1, 1997, annual basic compensation for Plan purposes may not exceed $160,000.

     In December, 1997, the Board of Directors approved the establishment of a nonqualified Excess Benefit Defined Benefit (Pension) Plan. The purpose of this Plan is to replace benefits which may be lost for certain highly compensated employees under the Defined Benefit Pension Plan, due to eligible compensation limits under current tax law. Participation in this Plan is limited to a select group of management or highly compensated employees. The Board of Directors may designate in its sole discretion, persons eligible to participate in this Plan. The basic benefit provided by this Plan is equal to (1) the benefit which would have been provided by the Defined Benefit Pension Plan when calculated without regard to eligible compensation limits under current tax law, minus (2) the benefit actually provided by the Defined Benefit Pension Plan.

PERFORMANCE REPORT

     The following is a graph comparing the Corporation's cumulative total shareholder returns with the performance of the NASDAQ Stock Market index (US Companies) and with the NASDAQ
Financial Stocks index in which group the Corporation is included.


        Comparison of  Five Year Cumulative Total Returns
                      Performance Graph for
                  SOUTHWEST NATIONAL CORPORATION

Company Index: CUSIP     Ticker    Class     Sic  Exchange
               84518610  SWPA                6710 NASDAQ

               Fiscal Year-end is 12/31/97

Market Index:  Nasdaq Stock Market (US Companies)

Peer Index:    Nasdaq Financial Stocks
               SIC 6000-6799 US & Foreign

  Date       Company Index     Market Index     Peer Index
12/31/92        100.000          100.000          100.000
01/29/93        115.888          102.847          104.046
02/26/93        114.134           99.010          105.523
03/31/93        133.942          101.876          109.821
04/30/93        132.055           97.528          105.900
05/28/93        124.590          103.354          104.684
06/30/93        117.932          103.832          107.522
07/30/93        122.212          103.954          111.843
08/31/93        138.185          109.327          115.004
09/30/93        142.024          112.583          118.597
10/29/93        143.943          115.114          117.634
11/30/93        141.278          111.682          112.920
12/31/93        143.697          114.796          116.226
01/31/94        149.020          118.281          119.131
02/28/94        138.575          117.177          117.599
03/31/94        134.671          109.971          114.384
04/29/94        138.184          108.544          117.531
05/31/94        134.707          108.809          121.790
06/30/94        143.570          104.830          121.380
07/29/94        137.071          106.980          123.105
08/31/94        128.803          113.800          127.171
09/30/94        132.380          113.509          124.991
10/31/94        128.803          115.740          121.392
11/30/94        123.654          111.900          115.934
12/30/94        113.400          112.214          116.501
01/31/95        119.431          112.843          120.388
02/28/95        125.663          118.811          126.363
03/31/95        132.983          122.334          128.128
04/28/95        131.763          126.186          130.362
05/31/95        131.909          129.442          134.565
06/30/95        131.909          139.932          138.768
07/31/95        135.608          150.218          145.396
08/31/95        158.103          153.262          152.952
09/29/95        161.838          156.787          158.159
10/31/95        169.307          155.888          158.870
11/30/95        173.383          159.549          166.148
12/29/95        168.357          158.699          169.671
01/31/96        170.870          159.482          170.428
02/29/96        173.668          165.552          172.907
03/29/96        177.471          166.101          176.479
04/30/96        177.471          179.882          177.022
05/31/96        168.754          188.141          180.290
06/28/96        161.083          179.660          180.629
07/31/96        167.475          163.658          176.041
08/30/96        190.802          172.828          187.358
09/30/96        188.224          186.048          195.791
10/31/96        204.984          183.993          202.081
11/29/96        209.212          195.367          215.079
12/31/96        236.501          195.192          217.500
02/28/97        227.138          197.505          236.930
03/31/97        222.556          184.612          226.900
04/30/97        225.829          190.384          229.757
05/30/97        232.121          211.969          245.699
06/30/97        225.526          218.452          264.220
07/31/97        226.845          241.510          283.415
08/29/97        243.079          241.142          280.946
09/30/97        246.399          255.404          308.327
10/31/97        251.048          242.129          303.167
11/28/97        275.489          243.326          309.943
12/31/97        262.116          239.527          333.805


NOTES
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 12/31/92.


PRINCIPAL SHAREHOLDERS

     As of February 3,1998 the trust department of the Bank held in various fiduciary capacities 293,666 shares of the common stock of the Corporation. These holdings represent 9.58% of the total outstanding shares. The Bank has the power to dispose or direct the disposition of a portion of the shares as follows:
Sole-234,808; Shared-89,156. The Bank has the power to vote or direct the voting of a portion of these shares as follows: Sole-259,897; Shared-31,493. In every instance another entity is entitled to the dividends or proceeds of sale. No individual account holds an interest of 5% or more. Additionally the Corporation is not aware of any other person who is a beneficial owner of more than 5% of the outstanding common stock of the Corporation.

AUDITORS

     The Board of Directors of the Bank approved the reappointment of KPMG Peat Marwick LLP to audit its books and accounts for the year 1998. The Board of Directors of the Corporation also approved the reappointment of KPMG Peat Marwick
LLP to audit its books and accounts for the year 1998.

     Audit services performed by KPMG Peat Marwick LLP during 1997 included examination of and reporting on the Corporation's consolidated financial statements review and consultation connected with filing annual and periodic reports for the Bank and Corporation and auditing the Bank's Defined Benefit Pension Plan and 401(k) Plan.

     Representatives of the auditors will be present at the annual meeting to make a statement if they desire and to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

     Any proposal that a shareholder wishes to have included in the proxy material relating to the annual meeting to be held in 1999 must be received by the Secretary no later than November 20, 1998.

OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting. If however any other business should properly come before the meeting, or any adjournment of it, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                By Order of the Board of Directors


                Donald A. Lawry
                Secretary and Treasurer

-----------------------------------------------------------------

(The following is the information depicted on the proxy card.)

                  SOUTHWEST NATIONAL CORPORATION
                     GREENSBURG, PENNSYLVANIA


    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 21, 1998


     The undersigned hereby constitutes and appoints David M. Hanna and Donald A. Lawry, or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Southwest National Corporation (the "Corporation") that the undersigned is entitled to vote at the annual meeting of shareholders of the Corporation to be held April 21, 1998 at 1:00 p.m. at its main office in Greensburg, Pennsylvania, or any adjournment thereof, notice of such adjournments being hereby waived, as follows:


PROPOSAL 1      To elect 3 Class 3 Directors to serve a term of
                three years expiring in 2001.

    [  ]        For all nominees listed below:
                (except as marked to the contrary below)
    [  ]        WITHHOLD AUTHORITY to vote for all nominees listed below:
                Daniel C. Krezenski, Joseph V. Morford, Jr. and
                William W. Thomson
    [  ]        ABSTAIN


INSTRUCTIONS:   To withhold authority to vote for any individual
                nominee, draw a line through that nominee's name.


OTHER           To consider and act upon any other matter which
BUSINESS        may properly be brought before the meeting or
                any adjournment thereof.


     Shares represented by duly executed and returned proxies will be voted in accordance with the choices specified.

     IN WITNESS WHEREOF, the undersigned shareholder has duly executed the proxy on _____________, 1998.



__________________________________(L.S.)

__________________________________(L.S.)

     Each of the matters to be acted upon is proposed by, and this proxy is solicited on behalf of, the Board of Directors of the Corporation.

     This proxy confers authority to vote FOR all proposals if no direction is given. If any other business is presented at the meeting, this proxy shall be voted in THE DISCRETION OF THE
PROXIES NAMED ABOVE.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

     PLEASE DATE AND SIGN PROXY ABOVE AND RETURN IMMEDIATELY